Exhibit 23.1

HYYH CPA. LLC

20 S Charles St Ste 403, Baltimore,

Maryland, MD 21201

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www.hyyhcpa.com

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 28, 2026 with respect to the consolidated financial statements appearing in the Annual Report on Form 20-F of Trident Digital Tech Holdings Ltd for the year ended December 31, 2025.

/s/ HYYH CPA. LLC

HYYH CPA. LLC

Baltimore, Maryland

August 11, 2026